Exhibit 99.1

OPTION CARE HEALTH ANNOUNCES FINANCIAL RESULTS FOR THE THIRD QUARTER ENDED SEPTEMBER 30, 2026
BANNOCKBURN, IL., November 4, 2026 - Option Care Health, Inc. (the “Company” or “Option Care Health”) (Nasdaq: OPCH), the nation’s largest independent provider of home and alternate site infusion services, announced today financial results for the third quarter ended September 30, 2026.
Third Quarter 2026 Financial Highlights
(year-over-year comparisons unless otherwise noted)
•Net revenue of $1,493.5 million, up 4.1%
•GAAP net income of $57.4 million, up 10.8%
•GAAP diluted earnings per share of $0.38, up 18.8%
•Adjusted EBITDA of $124.6 million, up 4.3%
•Adjusted diluted earnings per share of $0.49, up 8.9%
•Cash provided by Q3 operating activities of $114.7 million

As previously announced, the Company has entered into a definitive merger agreement pursuant to which it will be acquired by Clayton, Dubilier & Rice, LLC and McKesson Corporation. Given the pending acquisition, the Company will not host an earnings conference call in connection with these results and has withdrawn its previously disclosed financial guidance.

About Option Care Health
Option Care Health is the nation’s largest independent provider of home and alternate site infusion services. With over 8,000 team members, including more than 5,000 clinicians, we work compassionately to elevate standards of care for patients with acute and chronic conditions in all 50 states. Through our clinical leadership, expertise and national scale, Option Care Health is reimagining the infusion care experience for patients, customers and team members. To learn more, please visit our website at optioncarehealth.com.
Investor Contact

Bob Okunski
Vice President, Investor Relations
investor.relations@optioncare.com

Forward-Looking Statements - Safe Harbor
This press release contains “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words such as: “anticipate,” “intend,” “plan,” “believe,” “project,” “estimate,” “expect,” “may,” “should,” “will” and similar references to future periods. Examples of forward-looking statements include, among others, statements the Company may make regarding the acquisition, future revenues, future earnings, other future financial results, regulatory developments, market developments, new products and growth strategies and the effects of any of the foregoing on its future results of operations or financial condition.

Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on the Company's current beliefs, expectations and assumptions regarding the future of its business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of the Company's control. The Company's actual results and financial condition may differ materially from those indicated in the forward-looking statements. Important factors that could cause the Company's actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others, the following: the termination of or occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement, including circumstances requiring the Company to pay a termination fee pursuant to the merger agreement, or the inability to complete the proposed transaction on the anticipated terms and timetable; the inability to complete the proposed transaction due to the failure to obtain approval of the stockholders of the Company or to satisfy any other condition to closing in a timely manner or at all, or the risk that a regulatory approval that may be required for the proposed transaction is delayed, is not obtained or is obtained subject to conditions that are not anticipated; costs related to the proposed transaction, including from potential litigation relating to the proposed transaction; the risk that restrictions on the operation of the Company’s business during the pendency of the proposed transaction may impact the Company’s ability to pursue certain business opportunities or strategic transactions or undertake certain actions the Company might otherwise have taken; the risk that any announcements relating to the proposed transaction could have adverse effects on the market price of the Company’s common stock, credit ratings or operating results; the risk that the proposed transaction and its announcement could have an adverse effect on the ability of the Company to retain and hire key personnel, retain customers and maintain relationships with business partners, suppliers and customers; the diversion of management’s time and attention from ordinary course business operations to completion of the proposed transaction; changes in laws, regulations or trade policies applicable to its business model; loss of relationships with managed care organizations and other non-governmental third party payers; changes in the pharmaceutical industry, including limiting or discontinuing research, development, production and marketing of pharmaceuticals compatible with its services; changes in market conditions and receptivity to its services and offerings; and pending and future litigation or potential liability for claims not covered by insurance. The foregoing review of important factors should not be construed as exhaustive. Additional information concerning risks, uncertainties and assumptions can be found in the Company’s filings with the SEC, including the risk factors discussed in the Company’s most recent Annual Report on Form 10-K, as updated by the Company’s Quarterly Reports on Form 10-Q and future filings with the SEC.

Any forward-looking statement made by the Company in this press release is based only on information currently available to it and speaks only as of the date on which it is made. The Company undertakes no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

Note Regarding Use of Non-GAAP Financial Measures
In addition to reporting financial information in accordance with generally accepted accounting principles (GAAP), the Company is also reporting Adjusted net income, Adjusted EBITDA and Adjusted diluted earnings per share ("EPS"), which are non-GAAP financial measures. These adjusted measures are not measurements of financial performance under GAAP and should not be used in isolation or as a substitute or alternative to net income, EPS, or any other performance measure derived in accordance with GAAP, or as a substitute or alternative to cash flow from operating activities or a measure of the Company’s liquidity. In addition, the Company's definitions of Adjusted net income, Adjusted EBITDA, and Adjusted diluted EPS may not be comparable to similarly titled non-GAAP financial measures reported by other companies. As defined by the Company: (i) Adjusted net income represents net income before intangible asset amortization expense, stock-based compensation expense, loss on extinguishment of debt, and restructuring, acquisition, integration and other expenses, net of tax adjustments, (ii) Adjusted EBITDA represents net income before net interest expense, income tax expense, depreciation and amortization, stock-based compensation expense, loss on extinguishment of debt, and restructuring, acquisition, integration and other expenses, and (iii) Adjusted diluted EPS represents Adjusted net income divided by weighted average common shares outstanding, diluted. As part of restructuring, acquisition, integration and other expenses, the Company may incur significant charges such as the write down of certain long‑lived assets, temporary redundant expenses, professional fees, certain litigation expenses and reserves related to acquired businesses, potential retention and severance costs and potential accelerated payments or termination costs for certain of its contractual obligations. Management believes that these adjusted measures provide useful supplemental information regarding the performance of Option Care Health’s business operations and facilitate comparisons to the Company’s historical operating results. The Company has not reconciled Adjusted EBITDA guidance to net income or Adjusted diluted EPS guidance to GAAP diluted EPS as management believes creation of this reconciliation would not be practicable due to the uncertainty regarding, and potential variability of, material reconciling items. Full reconciliations of each historical adjusted measure to the most comparable GAAP financial measure are set forth below.

Schedule 1
OPTION CARE HEALTH, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(IN THOUSANDS)(UNAUDITED)

	September 30, 2026	December 31, 2025
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$299,093	$232,624
Accounts receivable, net	505,568	473,566
Inventories	408,045	471,149
Prepaid expenses and other current assets	99,385	87,629
Total current assets	1,312,091	1,264,968

NONCURRENT ASSETS:
Property and equipment, net	139,035	139,236
Intangible assets, net	19,394	21,897
Referral sources, net	261,975	287,281
Goodwill	1,606,743	1,606,743
Other noncurrent assets	137,029	135,644
Total noncurrent assets	2,164,176	2,190,801
TOTAL ASSETS	$3,476,267	$3,455,769

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$670,676	$639,829
Other current liabilities	179,854	189,519
Total current liabilities	850,530	829,348

NONCURRENT LIABILITIES:
Long-term debt, net of discount, deferred financing costs and current portion	1,151,054	1,154,052
Other noncurrent liabilities	150,205	145,976
Total noncurrent liabilities	1,301,259	1,300,028
Total liabilities	2,151,789	2,129,376

STOCKHOLDERS' EQUITY	1,324,478	1,326,393
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$3,476,267	$3,455,769

Schedule 2
OPTION CARE HEALTH, INC.
CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS
(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)(UNAUDITED)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
NET REVENUE	$1,493,529	$1,435,016	$4,286,583	$4,184,073
COST OF REVENUE	1,208,555	1,162,114	3,472,344	3,379,076
GROSS PROFIT	284,974	272,902	814,239	804,997

OPERATING COSTS AND EXPENSES:
Selling, general and administrative expenses	171,998	167,470	503,063	497,744
Restructuring, acquisition, integration and other	5,640	4,634	13,796	12,570
Depreciation and amortization expense	18,120	16,291	50,479	48,278
Total operating expenses	195,758	188,395	567,338	558,592
OPERATING INCOME	89,216	84,507	246,901	246,405

OTHER INCOME (EXPENSE):
Interest expense, net	(12,875)	(14,146)	(40,199)	(41,824)
Other, net	2,560	(1,394)	7,189	(3,197)
Total other (expense) income	(10,315)	(15,540)	(33,010)	(45,021)

INCOME BEFORE INCOME TAXES	78,901	68,967	213,891	201,384
INCOME TAX EXPENSE	21,468	17,151	57,202	52,303
NET INCOME	$57,433	$51,816	$156,689	$149,081

Earnings per share, basic	$0.38	$0.32	$1.02	$0.91
Earnings per share, diluted	$0.38	$0.32	$1.02	$0.91

Weighted average shares outstanding, basic	149,788	161,829	153,099	163,393
Weighted average shares outstanding, diluted	150,491	163,086	153,932	164,602

Schedule 3
OPTION CARE HEALTH, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(IN THOUSANDS)(UNAUDITED)

	Nine Months Ended September 30,
	2026	2025
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$156,689	$149,081
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization expense	52,874	50,374
Other non-cash adjustments	54,243	57,401
Changes in operating assets and liabilities:
Accounts receivable, net	(32,002)	(55,430)
Inventories	63,104	(24,899)
Prepaid expenses and other current assets	(14,933)	24,694
Accounts payable	31,824	10,224
Accrued compensation and employee benefits	(8,069)	8,338
Other	(17,518)	2,773
Net cash provided by operating activities	286,212	222,556

CASH FLOWS FROM INVESTING ACTIVITIES:
Acquisition of property and equipment	(26,805)	(27,661)
Business acquisitions, net of cash acquired	—	(117,247)
Other investing activities	(877)	(2,529)
Net cash used in investing activities	(27,682)	(147,437)

CASH FLOWS FROM FINANCING ACTIVITIES:
Purchase of company stock and related excise taxes	(170,545)	(214,887)
Proceeds from issuance of debt	—	229,472
Retirement of debt obligations	—	(180,239)
Other financing activities	(21,516)	(12,208)
Net cash used in financing activities	(192,061)	(177,862)

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	66,469	(102,743)
Cash and cash equivalents - beginning of period	232,624	412,565
CASH AND CASH EQUIVALENTS - END OF PERIOD	$299,093	$309,822

Schedule 4
OPTION CARE HEALTH, INC.
QUARTERLY RECONCILIATION BETWEEN GAAP AND NON-GAAP MEASURES
(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)(UNAUDITED)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
Net income	$57,433	$51,816	$156,689	$149,081
Interest expense, net	12,875	14,146	40,199	41,824
Income tax expense	21,468	17,151	57,202	52,303
Depreciation and amortization expense	18,837	17,048	52,874	50,374
EBITDA	110,613	100,161	306,964	293,582

EBITDA adjustments
Stock-based incentive compensation expense	9,331	11,125	27,912	30,638
Loss on extinguishment of debt	—	4,744	—	4,744
Restructuring, acquisition, integration and other (1)	4,656	3,468	11,976	16,318
Adjusted EBITDA	$124,600	$119,498	$346,852	$345,282

Net income	$57,433	$51,816	$156,689	$149,081
Intangible asset amortization expense	9,269	9,269	27,808	27,663
Stock-based incentive compensation expense	9,331	11,125	27,912	30,638
Loss on extinguishment of debt (2)	—	4,744	—	4,744
Restructuring, acquisition, integration and other (1)	4,656	3,468	11,976	16,318
Total pre-tax adjustments	23,256	28,606	67,696	79,363
Tax adjustments (3)	(6,298)	(7,183)	(18,075)	(20,634)
Adjusted net income	$74,391	$73,239	$206,310	$207,810

Earnings per share, diluted	$0.38	$0.32	$1.02	$0.91
Adjusted earnings per share, diluted	$0.49	$0.45	$1.34	$1.26
Weighted average common shares outstanding, diluted	150,491	163,086	153,932	164,602
(1) Restructuring, acquisition, integration and other includes $5,640 and $13,796 of operating expenses for the three and nine months ended September 30, 2026, respectively. Restructuring, acquisition, integration and other includes $4,634 and $12,570 of operating expenses for the three and nine months ended September 30, 2025, respectively.
(2) Beginning with the three months ended September 30, 2025, adjusted net income excludes loss on extinguishment of debt on a prospective basis, which has been immaterial in prior periods.
(3) Tax adjustments for the three and nine months ended September 30, 2026 and 2025 include the estimated income tax effect on non-GAAP adjustments based on the effective tax rate.